iQSTEL Issues April 2019 Shareholder Letter (10-K, Swisslink)

NEW YORK, NY -- (Marketwired) – 11/04/2019 - iQSTEL Inc. (OTC PINK: IQST) today issued a letter to shareholders.

LETTER TO OUR SHAREHOLDERS

Dear Shareholders:

On behalf of our management team, I would like to present this letter to shareholders of our Company in order to review the most relevant issues related to our commercial operations; financial results for the year ended December 31, 2018 disclosed in the Form 10-K recently filed; and the recent acquisition of Swisslink, among other relevant information.

Operative and Commercial Highlights:

During the year 2018 all the members of our team worked hard to achieve their goals and contribute to the growth and strengthening of our organization. On that regard I would like to highlight some important achievements:

a)We completed the implementation of the most up-to-date version of an international voice quality system, which allowed us to improve the quality of service we provide to our customers.

b)We finished the research and selection process of a new state-of-the-art telecommunication international long distance voice platform, which deployment will be completed during the second quarter of the present year. This new platform is expected to increase significantly our commercial competitiveness.

c)Our Operation and Commercial teams implemented a reorganization in order to optimize the Network Monitoring Activities carried out by our NOCs in America and Europe, in connection with new commercial management procedures with a greater orientation to satisfy our customer’s needs during the pre-sale and post-sale activities.

d)We continued our efforts to strengthen our market share in Africa and Asia, adding several destinations to our portfolio and establishing new business relations with key telecom players in those markets as Vodafone India and Sheng-Li-Tel, while increasing the commercial relations with Airtel (India), Reliance (India), China Telecom and Hutchinson (Hong Kong). We also developed a call center voice product to serve this segment enriching our commercial portfolio.

Corporate Financial Highlights:

a)Revenues: Experienced an increase of 83.31% year over year, from $7,514,855 in 2017 to $13,775,361 in 2018; mainly as the result of our focus on increasing our footprint in Africa and Asia markets.

b)Gross Margin: Also shows and important increment of 5.35% when comparing year 2018 vs. 2017.

c)Operative Income: Even though we had negative Operative Income for 2018, there was a reduction of 62% on this negative result going from -$74,004 in 2017 to -$27,895 in 2018. During the year 2018 we recording non-recurring costs in the amount of $238,806 related to the acquisition process of Etelix.

d)Net Income: Year 2018 Net Income of -$2,104,161 was mainly affected by the change in the fair value of derivative liabilities of the convertible notes by $1,588,567, and interest expenses of $460,185. We plan to raise money to eliminate those effects along this fiscal year, by redeeming the promissory convertible notes and the total payoff of our expensive financing loans.

Acquisition of Swisslink Carrier AG:

We have executed a Purchase Agreement, subject to some closing conditions, for the acquisition of the 51% of SwissLink Carrier AG (www.swisslink-carrier.com) for a total purchase price of $500,000. Details of this transaction can be found in the Form 8-K filed in April 4, 2019 (www.otcmarkets.com/filing/html?id=13344719&guid=3ti3UKWw1sIW93h).

This is a very strategic acquisition that we expect represents an increase of approximately $6 Million in revenue and approximately $200,000 in Ebitda on yearly basis, increasing our Company business value in approximately 40%. Combining Etelix and SwissLink revenues we should achieve approximately $23 Million on a yearly basis.

There are still pending some activities both parties have to complete in order to fulfill the closing conditions; which we estimate will take place within the next 90 days.

Reg-A offering status:

A new amendment of the offering statement is being prepare while this letter is being written in response of few comments received from reviewers at the Securities and Exchange Commission. We are moving forward in our offering and are still under the timing we had estimated for the Reg-A approval and implementation.

FY-2019 challenges:

•Continue to work on our organic Etelix growth to achieve our forecast of $17 Million of Revenue.

•Complete the acquisition of Swisslink to reinforce our European presence, and increase our iQSTEL business value in approximately 40%.

•Complete the Reg-A offering process which represents an important source of financing to strengthen our equity position, increase working capital and execute our plan of acquisitions that we have set, including SwissLink Carrier AG and a retail telecom services company in the Mid-West which is already under the due diligence process.

•Continue exploring new business opportunities for mergers and acquisitions.

•Strengthen our marketing plan to increase the awareness of our company and stock.

•Move forward with our Blockchain project.

•Work on a potential up-grade to OTCQB or OTCQX.

For further details about the information of the 10-K filed, the acquisition of Swisslink, Reg-A offering, or any question related iQSTEL, Etelix, Swisslink, please feel free to contact us at investors@iqstel.com.

We would like to express our appreciation for your trust in iQSTEL, and we look forward to building a World-Class Telecommunications and Internet Services Corporation with you onboard.

Best regards.

Leandro Iglesias

President/CEO

About iQSTEL Inc.:

iQSTEL (OTC: IQST) www.iQSTEL.com is a technology company offering a wide array of services to the Telecommunications Industry. These include services to International Long-Distance Telecommunications Operators (ILD Wholesale), Retail and Corporate markets (ILD Retail), Submarine Fiber Optic Network capacity, Satellite Communications services, Mobile Virtual Network Operator (MVNO) services, Internet of Things (IoT) technology solutions, Data Center facilities capacity leasing, and Blockchain solutions for the Telecommunications industry. iQSTEL fully owns Etelix.com USA LLC (www.etelix.com), a Federal Telecommunications Commission (FCC) licensed, international telecommunication carrier based in Miami, Florida.

About Etelix.com USA, LLC:

Etelix.com USA LLC www.etelix.com is wholly owned subsidiary of iQSTEL Inc. Etelix.com USA, LLC is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with commercial presence in North America, Latin America and Europe. Enabled by its 214-license granted by the Federal Communications Commission (FCC), Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G). Etelix was founded in 2008 and has been profitable since inception.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc.

www.iqstel.com and www.etelix.com